HAWKINS, DELAFIELD & WOOD

                         67 Wall Street, New York 10005






                                January 15, 2002


First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

         Re:      First Investors New York Insured Tax Free Fund, Inc.
                  ----------------------------------------------------

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of First Investors New York Insured Tax Free Fund, Inc. and the related Prospectus and Statement of Additional Information.

                                            Very truly yours,

                                            /s/ Hawkins, Delafield & Wood

                                            Hawkins, Delafield & Wood